UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 3, 2015

Paragon Offshore plc
(Exact name of Registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

3151 Briarpark Drive, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 330 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 3, 2015, Paragon Offshore plc (together with its affiliates, the “Company”) borrowed approximately $332 million under our Senior Secured Revolving Credit Agreement, dated June 17, 2014, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties party thereto (the “Revolving Credit Facility”), which represented substantially all of the remaining undrawn amount that was available to the Company under the Revolving Credit Facility. The Company intends to use these funds to preserve and enhance the Company’s liquidity and financial flexibility.
As of September 3, 2015, following the completion of this borrowing, the aggregate principal amount of borrowings under the Revolving Credit Facility were approximately $697 million, in addition to approximately $93 million of letters of credit, and the Company’s current cash balance was approximately $734 million. The Revolving Credit Facility has a term of five years and matures in July 2019. Borrowings under the Revolving Credit Facility bear interest, at the Company’s option, at either (i) an adjusted London Interbank Offered Rate, plus an applicable margin ranging between 0.50% to 1.50%, depending on the Company’s leverage ratio, or (ii) a base rate plus an applicable margin ranging between 0.50% to 1.50%. For more information about the Revolving Credit Facility, see the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission, which discussion of the Revolving Credit Facility is incorporated herein by reference.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this current report constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press Release of Paragon Offshore plc, dated September 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

Date: September 3, 2015	By:	/s/ Steven A. Manz
	Name:	Steven A. Manz
	Title:	Senior Vice President & Chief Financial Officer

INDEX TO EXHIBITS
EXHIBIT NUMBER		DESCRIPTION
99.1	—	Press Release of Paragon Offshore plc, dated September 3, 2015